CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (N0.
333-280866) of LATAM Airlines Group S.A. of our report dated February 9, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers Consultores Auditores y Compañía Limitada

Santiago, Chile

March 4, 2026